Exhibit 10.9

TABLE OF CONTENTS

Consulting Individual

Parties to Contract

Basic Contract

Article  1. Scope of Work

Article  2. Term

Article  3. Consideration and Payment

Article  4. Expenditure Limitation

Article  5. Direction

Article  6. General Conditions

Signatures

Exhibit “A” - Statement of Work for Consultant

Exhibit “B” - General Conditions for Individual Consulting Contracts

CONSULTING CONTRACT

THIS AGREEMENT MADE AS OF MARCH 4, 2008

BETWEEN	ABOVENET COMMUNICATIONS, INC.
a Delaware corporation having a place of business
at 360 Hamilton Avenue, White Plains, New York 10601,
a wholly-owned subsidiary of AboveNet, Inc.

together, both companies being hereinafter referred to as the
“Company”

AND	Michael Doris, residing at
10 Nathan Court
Syosset, New York 11791

hereinafter referred to as the “Consultant”

IN CONSIDERATION OF the promises and mutual covenants and agreements herein contained, the parties agree as follows:

1.          SCOPE OF WORK.

Subject to the terms and conditions hereinafter provided, Company engages the Consultant for the furnishing of services specifically described in Exhibit “A”, “Statement of Work for Consultant”, dated as of even date herewith, which is hereby incorporated by reference.

2.          TERM.

The services called for under this Contract shall commence immediately following the Consultant’s last day of employment with the Company and shall terminate nine (9) months after commencement.  This Contract shall be executed simultaneously with the Separation of Employment and General Release Agreement between the parties (the “Separation Agreement”).  If the Separation Agreement shall be revoked or terminated, this Contract shall be revoked or terminated simultaneously therewith, with no further action required by either party hereto, except to pay all accrued amounts that may be due for services rendered through such date of termination

3.          CONSIDERATION AND PAYMENT.

A.         As consideration for such services and for assigning the rights in invention(s), design(s), patent(s), trademark(s) and copyright(s), as hereinafter provided, the Company agrees to pay the Consultant Six Thousand Two Hundred

Ninety-Two and 31/100 Dollars ($6,292.31) per week, which amount shall be remitted automatically to the Consultant each week without the necessity of the Consultant preparing an invoice.

2006 Securities Filing Payment.  As further consideration for such services, at such time as the Company completes and files with the Securities and Exchange Commission a Form 10-K with respect to the Company’s financial position for its fiscal year 2006, then the Consultant shall be paid $50,000.00 (the “2006 Securities Filing Payment”), unless the Consultant received payment of a 2006 Securities Filing Payment under his employment agreement.  Payment of the 2006 Securities Filing Payment shall be made automatically within ten (10) days of the SEC filing, without the necessity of the Consultant preparing an invoice.  Consultant shall be entitled to the 2006 Securities Filing Payment no matter when the applicable SEC filing is made, even if after the end of the term of this Contract.

2007 Securities Filing Payment.  As further consideration for such services, at such time as the Company completes and files with the Securities and Exchange Commission a Form 10-K or Form 8-K with respect to the Company’s financial position for its fiscal year 2007, then the Consultant shall be paid $50,000.00 (the “2007 Securities Filing Payment”), unless the Consultant received payment of a 2007 Securities Filing Payment under his employment agreement.  Payment of the 2007 Securities Filing Payment shall be made automatically within ten (10) days of the SEC filing, without the necessity of the Consultant preparing an invoice.  If the 2006 Securities Filing Payment has not been paid by the due date for the payment of the 2007 Securities Filing Payment, then the 2006 Securities Filing Payment shall also be paid simultaneously with the 2007 Securities Filing Payment.  Consultant shall be entitled to the 2007 Securities Filing Payment no matter when the applicable SEC filing is made, even if after the end of the term of this Contract.

D.         The Consultant shall invoice any out-of-pocket or other expenses at end of each week during the term, with payment to be remitted to the Consultant within ten (10) days of invoice.  Invoices shall be sent by the Consultant to Sheila Chang, Director of Human Resources c/o the Company.

4.          EXPENDITURE LIMITATION.

For services, travel and other expenses, the total authorized expenditure limitation hereunder is not to exceed Ten Dollars, without prior written authorization by the Company.  In addition, the Consultant shall be reimbursed for all commuting expenses for roundtrip travel from his home to the Company’s headquarters in White Plains, New York (including standard mileage reimbursement, tolls, and parking) upon certification of all such costs.  Such commuting expenses shall not require prior authorization from the Company.

5.          DIRECTION.

The Consultant shall report to and be responsible for his performance and receive his direction from the Company’s Audit Committee.

6.          GENERAL CONDITIONS.

The General Conditions, set forth in Exhibit “B” entitled “General Conditions for Individual Consulting Contracts”, dated of even date herewith, which is attached hereto, are hereby incorporated by reference herein.    The parties acknowledge that any Restrictive Covenant periods under Section 11 of the Consultant’s former employment agreement (including any no-compete or no-solicit periods) shall run concurrent with the term of this Contract.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed as of the day and year first above written.

AboveNet Communications, Inc.

By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	Senior Vice President

/s/ Michael Doris
Michael Doris

EXHIBIT “A”

STATEMENT OF WORK FOR CONSULTANT

Dated as of March 4, 2008

•                  Assist in the completion of any and all financial and accounting tasks and other matters that were within the scope of Consultant’s employment when Consultant was employed by the Company, in each case as requested by the Company’s Audit Committee.

•                  Assist in (i) the completion of the Company’s 2006 and 2007 audits, (ii) the preparation and filing with the Securities and Exchange Commission of Form 10-K with respect to fiscal year 2006 and Forms 10-K and/or 8-K with respect to fiscal years 2007, (iii) the completion and filing of any and all of the Company’s historical tax returns, if requested by the Audit Committee

•                  Assist with any transition to a new CFO.  Consultant acknowledges that such transition will require that (i) a substantial portion of his business time be devoted to providing such services during the first two months of such transition, and thereafter, as needed and requested by the Company’s Audit Committee and (ii) Consultant will need to be in the Company’s headquarters from time to time as requested by the Company’s Audit Committee.  The parties acknowledge that after the first two months, the Consultant may be employed by another party and will accommodate the required time needed to fit such working schedule.

•                  Provide reasonable representations and certifications for work previously performed as Chief Financial Officer of the Company, as appropriate and reasonably requested the Company’s Audit Committee.

•                  Provide support for finance and accounting functions as requested by the Board of Directors, Outside Accountants or the Company’s Audit Committee.

EXHIBIT “B”

Dated as of March 4, 2008

GENERAL CONDITIONS FOR INDIVIDUAL CONSULTING CONTRACTS

Article 1. Applicable Law
Article 2. Assignment
Article 3. Confidential Matters
Article 4. Conflict of Interest
Article 5. General Relationship
Article 6. Independent Contractors and Employees of Consultant
Article 7. Inventions, Patents, Trademarks, and Copyrights
Article 8. Non-Assertion of Rights By Consultant or Others
Article 9. Notices
Article 10. Reports
Article 11. Safety and Security Regulations
Article 12. Strict Loyalty
Article 13. Superseding Effect
Article 14. Termination
Article 15. Title to Information
Article 16. Travel and Living Expenses
Article 17. Indemnification

EXHIBIT “B”

Dated as of March 4, 2008

GENERAL CONDITIONS FOR INDIVIDUAL CONSULTING CONTRACTS

1.          APPLICABLE LAW.

Any controversy or claim arising out of or relating to this Contract shall be governed by the laws of the State of New York, without reference to the conflict of law principles thereof.  Any litigation under this Contract, if commenced by Consultant, shall be brought in a Court of competent jurisdiction in the City, State and County of New York.  Pending the resolution of any dispute, the Consultant shall proceed as directed by the Company in writing.

2.          ASSIGNMENT.

This Contract is for personal services and shall not be transferred or assigned by the Consultant without prior written consent of Company.

3.          CONFIDENTIAL MATTERS.

The Consultant shall keep in strictest confidence all information relating to this Contract which may be acquired in connection with or as a result of this Contract.  During the term of this Contract and at any time thereafter, without the prior written consent of Company, the Consultant shall not publish, communicate, divulge, disclose or use any of such information which has been designated as Company proprietary information or which from the surrounding circumstances in good conscience ought to be treated as Company proprietary information.  Upon termination or expiration of this Contract, Consultant shall deliver all records, data, information, and other documents and all copies thereof to Company and such shall remain the property of Company.

4.          CONFLICT OF INTEREST.

The Consultant shall not act as a sales agent, or in a liaison capacity as an officer, employee, agent, or representative of any Company supplier or prospective supplier nor serve in any of the foregoing capacities for any of Company’s competitors or prospective competitors without the prior written approval of Company.  The Consultant hereby warrants that there is no conflict of interest in Consultant’s full time or other employment, if any, or other consulting contracts, if any, with the activities to be performed hereunder and Consultant shall advise Company if a conflict of interest arises in the future.  If applicable, the Consultant certifies that the services to be performed under this Contract shall not result in a conflict of interest prohibited by law or regulation.

5.          GENERAL RELATIONSHIP.

In all matters relating to this Contract, the Consultant shall be acting as an independent contractor.  Neither the Consultant nor employees of the Consultant, if any, are employees of Company under the meaning or application of any Federal or State Unemployment or Insurance Laws or Workman’s Compensation Laws, or otherwise.  The Consultant shall assume all liabilities or obligations imposed by any one or more of such laws with respect to employees of the Consultant, if any, in the performance of this Contract.  The Consultant shall not have any authority to assume or create any obligation, express or implied, on behalf of Company and the Consultant shall have no authority to represent himself as an agent, employee, or in any other capacity of Company.

6.          INDEPENDENT CONTRACTORS AND EMPLOYEES OF CONSULTANT.

The Consultant shall not utilize any entities, persons or employees on the work to be performed hereunder unless said entities, persons or employees have been approved in advance and in writing by the Company, at the Company’s sole discretion,  and have executed a contract agreeing to be bound by the terms of Articles 3, 7, 11 and 12 of this Exhibit “B”.

7.          INVENTIONS, PATENTS, TRADEMARKS, AND COPYRIGHTS.

A.         The Consultant hereby assigns to Company the entire right, title and interest throughout the entire world in and to all work performed, writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s) made, conceived or reduced to practice or authored by Consultant or Consultant’s employees, either solely or jointly with others, during the performance on this Contract or with the use of information, materials or facilities of Company during the period in which Consultant is retained by Company or its successor in business, under this Contract or any extensions or renewals thereof.

B.          The Consultant shall promptly disclose to Company all work(s), writing(s), formula(s), design(s), model(s), photograph(s), drawing(s), design invention(s) and other invention(s) made, conceived, or reduced to practice or authored by the Consultant or Consultant’s employees in the course of the performance of this Contract.

C.          The Consultant shall sign, execute and acknowledge or cause to be signed, executed and acknowledged without cost, but at the expense of Company, any and all documents and to perform such acts as may be necessary, useful or convenient for the purpose of securing to Company or its nominees, patent, trademark, or copyright protection throughout the world upon all such work(s), writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s), title to which Company may acquire in accordance with the provisions of this clause.

D.         The Consultant has acquired or shall acquire from each of its employees the necessary rights to all such work(s), writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s) made by such employees within the scope of their employment by the Consultant in performing services under this Contract and to the best of the ability of the Consultant to obtain the cooperation of each such employee to secure to Company or its nominees the rights to such work(s), writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s) as Company may acquire in accordance with the provisions of this clause.

8.          NOTICES.

Any notice required to be given hereunder shall be deemed to have been sufficiently given either when served personally or five (5) days after having been sent by first class mail addressed to the Parties at the addresses set forth in this Contract.

9.          REPORTS.

The Consultant, when directed, shall provide written reports with the respect to the services rendered hereunder.

10.        SAFETY AND SECURITY REGULATIONS.

Consultant shall comply with all applicable Company security regulations.  If the Consultant renders services at the Company’s facility, the Consultant shall  return any Company proprietary information upon the expiration of the term of this Contract.  Consultant shall comply with all applicable safety regulations.

11.        STRICT LOYALTY.

The Consultant and its employees shall avoid all circumstances and actions which would place the Consultant in a position of divided loyalty with respect to the obligations undertaken under this Contract.

12.        SUPERSEDING EFFECT.

This Contract supersedes all prior oral or written agreements, if any, between the parties, and constitutes the entire agreement between the parties with respect to the consulting services provided. This Contract may not be amended in any manner except by a written agreement executed by both parties hereto.

13.        TERMINATION.

A.         If this Contract is terminated, Company shall be liable only for the payment of services performed and expenses incurred prior to the effective date of termination.

B.               The following event shall be an “Event of Default”, the occurrence of which gives the non-defaulting party the right to terminate this Contract by written notice following the expiration of any stated cure period and pursue its remedies under the Contract:  the breach of any material term or condition of this Contract and such breach remains uncured five (5) days after delivery to the breaching party of written notice of such breach.

14.        TITLE TO INFORMATION AND EQUIPMENT.

All information, developed under this Contract, of whatever type relating to the work performed under this Contract shall be the exclusive property of Company.  All machines, instruments and products purchased, manufactured or assembled by Consultant pursuant to this Contract and paid for by Company shall be the exclusive property of Company.  Upon termination of this Contract, Consultant shall dispose of such items as directed by Company.

15.        TRAVEL AND LIVING EXPENSES.

The Consultant will not be paid in addition to the compensation set forth in Article 3, entitled “Compensation and Payment”, any travel costs, parking expense, or living or hotel expenses except as set forth therein.

16.  INDEMNIFICATION.

The Company shall indemnify and hold harmless the Consultant by reason of the fact that Consultant is or was a consultant of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in satisfaction or settlement actually and reasonably incurred by Consultant in connection with such action, suit or proceeding if Consultant acted in good faith and in a manner Consultant reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Consultant did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.  Expenses (including attorneys’ fees) incurred by Consultant in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Consultant to repay such amount if it shall ultimately be determined that Consultant is not entitled to be indemnified by the Company.  This Section 16 shall survive the term of this Contract.